FORM 8-K

                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549

                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                1934.

 Date of Report (Date of earliest event reported) November 27, 2000.


                    DCI Telecommunications, Inc.
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       (Exact name of registrant as specified in its charter)


 Colorado                     2-96976-D             84-1155041
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(State or other             (Commission File       (IRS Employer
   jurisdiction of            Number)              Identification
   incorporation)                                     Number)

                   611 Access Road, Stratford, CT 06615
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              (Address of principal executive offices)

  Registrant's telephone number, including area code:(203) 380-0910


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   (Former name or former address, if changed since last report.)

Item 5. Other Events

The Board of Directors of DCI Telecommunications, Inc. on November 27, 2000 declared a one-time special dividend. Under this declaration, each outstanding share of DCI Common Stock held of record as of 5pm eastern standard time on December 6, 2000 will receive one share of Corzon, Inc. (OTC Bulletin Board: CRZN) common stock. The shares will be distributed on/or about January 30,2001 to DCI shareholders of record. The Company received forty million shares of Corzon stock in exchange for the sale of its telecommunications business, Fone.com in June 2000.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DCI TELECOMMUNICATIONS, Inc.

By: /s/ John J. Adams
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Name: John J. Adams
Title: President
Date: November 27, 2000